UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2019

RESHAPE LIFESCIENCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33818	48-1293684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Calle Amanecer San Clemente, CA	92673
(Address of principal executive offices)	(Zip Code)

(949) 429-6680

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	RSLS	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

ReShape Lifesciences Inc. (the “Company”) held a special meeting of its stockholders on October 31, 2019. At the special meeting, the Company’s stockholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on or about October 18, 2019.

Proposal 1:

The Company’s stockholders approved a proposal to authorize the Company’s Board of Directors to amend the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s issued and outstanding shares of common stock at a ratio of between 1-for-20 and 1-for-140, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,767,044	1,075,665	16,715	0

Proposal 2:

The Company’s stockholders approved a proposal to authorize the Company’s Board of Directors to amend the Company’s Sixth Amended and Restated Certificate of Incorporation, as amended, to change the par value of the Company’s common stock from $0.01 per share to $0.001 per share (the “Par Value Reduction”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,583,119	1,259,511	16,794	0

Proposal 3:

The Company’s stockholders approved one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there were insufficient votes to approve any of the proposals at the time of the special meeting or in the absence of a quorum, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,729,592	1,034,308	95,524	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESHAPE LIFESCIENCES INC.

	By:	/s/ Barton P. Bandy
Barton P. Bandy
President and Chief Executive Officer

Dated: November 6, 2019